EXHIBIT 10.38


                                 LEASE AGREEMENT

                                     BETWEEN

                         AAAA WORLD IMPORT-EXPORT, INC.
                      a Florida corporation, as "LANDLORD"

                                       AND

                             FMI INTERNATIONAL CORP.
                      a New Jersey corporation, as "TENANT"

                                       FOR

                              THE LEASE OF CERTAIN
                                 REAL PROPERTY

                                       IN

                          Miami-Dade County, Florida

ATTORNEYS FOR LANDLORD:                           ATTORNEYS FOR TENANT:

Charles D. Brecker, Esq.                          William L. Bricker, Jr., Esq.
KATZ, BARRON, SQUITERO,                      CURTIS, MALLET-PREVOST, COLT &
   & FAUST, P.A.                                        MOSLE LLP
First Fort Lauderdale Place - Suite 280           101 Park Avenue
100 N.E. Third Avenue                        New York, NY 10178
Fort Lauderdale, FL 33301                         Tele: (212) 696-6000
Tele: (954) 522-3636                              Fax: (212)697-1559
Fax: (954) 522-5119

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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I:      DEMISED PREMISES.........................................      1

ARTICLE II:     TERM.....................................................      1
         2.01   Lease Term...............................................      1
         2.02   Commencement Date........................................      2

ARTICLE III:    RENT.....................................................      2
         3.01   Fixed Minimum Rent.......................................      2
         3.02   Rent Past Due............................................      2
         3.03   Landlord Services........................................      3
         3.04   Intentionally Omitted....................................      3
         3.05   Sales and Use Tax........................................      3
         3.06   Payment..................................................      3
         3.07   Additional Rent..........................................      3
         3.08   Utility Reimbursement....................................      3
         3.09   Operating Expenses.......................................      4
         3.10   Services Paid Directly by Tenant.........................      6

ARTICLE IV:     MAINTENANCE, REPAIRS AND ALTERATIONS.....................      7
         4.01   Landlord Maintenance and Improvements....................      7
         4.02   Tenant Maintenance.......................................      7
         4.03   Alterations..............................................      7
         4.04   Removal of Tenant's Fixtures.............................      8
         4.05   Liens....................................................      8
         4.06   Notice by Tenant.........................................      8

ARTICLE V:      INSURANCE AND INDEMNITY..................................      9
         5.01   Tenant's Insurance.......................................      9
         5.02   Increase in Fire Insurance Premium.......................      9
         5.03   Indemnification of Landlord..............................     10
         5.04   Waiver of Subrogation....................................     10


ARTICLE VI:     USE......................................................     10

ARTICLE VII:    LANDLORD AND TENANT SERVICES.............................     11
         7.01   Landlord Services........................................     11
         7.02   Tenant Services..........................................     11

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
         7.03   Interruption of Services.................................     11

ARTICLE VIII:   ADDITIONAL COVENANTS.....................................     11
         8.01   Repairs by Landlord......................................     11
         8.02   Quiet Enjoyment..........................................     12
         8.03   Landlord's Liability.....................................     12
         8.04   Parking..................................................     12
         8.05   Tenant Access............................................     13
         8.06   Landlord's Access........................................     13
         8.07   Signs....................................................     13
         8.08   Landlord's Representations and Warranties................     13

ARTICLE IX:     TENANT'S ADDITIONAL COVENANTS............................     14
         9.01   Affirmative Covenants....................................     14
         9.02   Negative Covenants.......................................     16

ARTICLE X:      DESTRUCTION AND CONDEMNATION.............................     17
         10.01  Fire or Other Casualty...................................     17
         10.02  Eminent Domain...........................................     18

ARTICLE XI:     DEFAULTS AND REMEDIES....................................     19
         11.01  Defaults.................................................     19
         11.02  Bankruptcy...............................................     19
         11.03  Remedies of Landlord.....................................     20
         11.04  Holdover by Tenant.......................................     20
         11.05  Landlord's Right to Cure Defaults........................     21
         11.06  Effect of Waivers of Default.............................     21
         11.07  Estoppel Certificate.....................................     21
         11.08  Effect of Unavoidable Delays.............................     21
         11.09  No Waiver................................................     21

ARTICLE XII:    ASSIGNMENT AND SUBLETTING................................     22
         12.01  Consent Required.........................................     22
         12.02  Significant Change of Ownership..........................     22

ARTICLE XIII:   SECURITY DEPOSIT.........................................     23

                                      -ii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
ARTICLE XIV:    MISCELLANEOUS PROVISIONS.................................     23
         14.01  Notice  .................................................     23
         14.02  Brokerage................................................     24
         14.03  Applicable Law and Construction..........................     24
         14.04  Binding Effect of Lease..................................     24
         14.05  Subordination............................................     24
         14.06  No Oral Change...........................................     24
         14.07  No Representations by Landlord...........................     24
         14.08  Liability of Landlord....................................     24
         14.09  Waiver of Jury Trial.....................................     25
         14.10  Radon Gas................................................     25
         14.11  Time.....................................................     25
         14.12  Survival.................................................     25
         14.13  Accord and Satisfaction..................................     25
         14.14  Litigation...............................................     25
         14.15  Choice of Law and Venue..................................     26

EXHIBITS
         "A"    Demised Premises, Parking Area, Building and the Land
         "B"    Agreement of Term of Lease
         "C"    Tenant's Sign Plans

                                 LEASE AGREEMENT

      THIS LEASE made on the _______ day of November, 2001, by AAAA WORLD IMPORT-EXPORT, INC., a Florida corporation (hereinafter called "LANDLORD"), whose address is 11400 N.W. 32nd Avenue, Miami, Florida 33167, and FMI INTERNATIONAL CORP., a New Jersey corporation, whose address is 800 Federal Boulevard, Carteret, New Jersey 07008 (hereinafter called "TENANT").

                                   WITNESSETH:

                                    ARTICLE I

                                DEMISED PREMISES

      Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, a certain portion of space comprised of approximately 158,000 square feet of rentable warehouse space, which warehouse space is inclusive of approximately 2,500 square feet of office space on the first and second floor thereof (hereinafter referred to as the "DEMISED PREMISES"), which warehouse space is located within a certain building (the "BUILDING"), which Building is located at 11400 N.W. 32nd Avenue, Miami, Florida 33167, as more particularly described on EXHIBIT "A" attached hereto. Landlord's grant of the Demised Premises to Tenant shall be subject to and with the benefits of the terms, covenants, conditions and provisions of this Lease, together with the appurtenances specifically granted in this Lease, but reserving and excepting to Landlord the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires through the Demised Premises and serving the other parts of the Building of which the Demised Premises are a part. The land on which the Building is located, along with the Building and the related improvements, including parking facilities, are more specifically set forth in EXHIBIT "A" attached hereto (hereinafter collectively called the "LAND").

                                   ARTICLE II

                                      TERM

      2.01 LEASE TERM. The Demised Premises are leased for a term of five (5) years (the "TERM"), which shall commence on the latter of (a) January 15, 2002, or (b) fifteen (15) days from the vacation of the adjoining premises which will permit Landlord to completely vacate the Demised Premises, which date shall be no later than February 15, 2002 (the "COMMENCEMENT DATE"). The Term shall end at 12 o'clock noon on the last day of the sixtieth (60th) month following the Commencement Date, or, if same is not a business day, the next succeeding business day (the "TERMINATION DATE"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease, or pursuant to law. On the Commencement Date, Landlord shall tender to Tenant, and Tenant shall accept from Landlord the Demised Premises in its AS-IS condition.

      Notwithstanding the foregoing, Tenant shall have possession of approximately 30,000 square feet of warehouse space of the Demised Premises (the "Temporary Space") with four (4) dock-height doors on or before November 5, 2001. Tenant shall have free use of the Temporary Space until the Commencement Date. Tenant shall erect a temporary fence, no less than sixteen (16) feet in height, around the Temporary Space and may install temporary motion detectors above the fenced area to monitor the area above the temporary fence. The hours of operation for the Temporary Space shall be Monday through Friday from 8:00 a.m. to 5:00 p.m.

      Landlord grants to Tenant the right of first offer (the "Expansion Right") to lease the remainder of the Building (to wit: approximately 105,000 square feet of warehouse space and, at Landlord's option, the office space

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located directly above such warehouse space) (the "Expansion Space"), in the event that Landlord elects to lease said Expansion Space during the Term. If Tenant exercises its Expansion Right, Tenant will lease said Expansion Space from Landlord on the terms and conditions negotiated between the parties hereto at the time Tenant exercises such Expansion Right.

      2.02 COMMENCEMENT DATE. When the Commencement Date and Termination Date of the Term have been determined, Landlord and Tenant shall execute, acknowledge, and deliver a written statement in the form attached hereto as EXHIBIT "B" to one another and their respective designees specifying the Commencement and Termination Dates of the Term. Such statement shall also state that as of the date of the execution of such statement Tenant is in possession of the Demised Premises and is paying the "Fixed Minimum Rent" (as defined in Paragraph 3.01 hereof) and all other charges hereunder, and that Tenant has no claims, defenses, set-offs or counterclaims against Landlord (or, if so, specifying the nature and amount thereof).

                                   ARTICLE III

                                      RENT

      3.01 FIXED MINIMUM RENT. Tenant hereby covenants and agrees to pay to Landlord, together with any and all sales and use taxes levied upon the Tenant's use and occupancy of the Demised Premises during the Term of this Lease, which shall be paid in equal monthly installments, without set-off or deduction, in advance as of the latter of (a) February 15, 2002, or (b) thirty (30) days following the Commencement Date (the "Rent Commencement Date"), and on the first day of each and every calendar month thereafter for the entire Term, certain rent (the "FIXED MINIMUM RENT"), as follows:

GROSS RATE PER   TOTAL MONTHLY FIXED   ESTIMATED 6.5%    ESTIMATED TOTAL
SQUARE FOOT      MINIMUM RENT          SALES & USE TAX   MONTHLY PAYMENT
------------------------------------------------------------------------
$4.50            $59,250.00            $3,851.25         $63,101.25

      Tenant shall pay to Landlord, PRIOR TO THE COMMENCEMENT DATE, in the form of a company check, local cashier's check or official bank check, the first
(1st) month's installment of Fixed Minimum Rent, plus sales tax thereupon, along with an additional $177,750.00 in the form of an unconditional and irrevocable letter of credit or a standby letter of credit (either, "Letter of Credit") to be issued by a federal or state chartered lending institution and subject to Landlord's approval (the latter being referred to as the "SECURITY DEPOSIT"). The Letter of Credit, or any renewals or substitutions thereof, shall be valid and enforceable through the Termination Date. Provided that Tenant has paid to Landlord each payment of Fixed Minimum Rent and Additional Rent (as hereinafter defined) on or before the fifth (5th) day of any calendar month or within five
(5) days following the date in which such payment became due, as applicable, within the first (1st) twelve months of the Term, then Tenant may reduce the amount of the Letter of Credit by $59,250.00 to $118,500.00 (the "Replacement Letter of Credit"). The Security Deposit shall be held by Landlord in accordance with Article XIII hereof. If the Commencement Date occurs on a day other than the first calendar day of a month, Tenant shall pay to Landlord, PRIOR TO THE COMMENCEMENT DATE, a pro rata portion of the Fixed Monthly Rent for said initial partial month. The Fixed Minimum Rent and the Additional Rent for any partial month or other partial period during the Term shall be pro rated based on the actual number of days contained in such period.

      3.02 RENT PAST DUE. In the event any installment of Fixed Minimum Rent is not paid on or before the tenth (10th) business day of any calendar month, or any Additional Rent is not received by Landlord within ten (10) business days following the date in which such payment became due, then a late charge of two and one-half percent

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(2 - 1/2%) of the delinquent sum may be charged by Landlord. If any installment of Fixed Minimum Rent or Additional Rent shall remain overdue for more than fifteen (15) days following the date in which such payment became due, an additional late charge in an amount equal to one and one-half percent (1-1/2%) per month (eighteen percent (18%) per annum), or any greater amount which may lawfully be charged under Florida law, of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the two and one-half percent (2 - 1/2%) late charge or any other remedy available to Landlord. All late charges imposed under this Section 3.02 shall be deemed Additional Rent, and Tenant shall be responsible for the payment of any taxes assessed thereon. Any failure by Landlord to impose a late fee as provided under this Section 3.02 shall not be deemed as a waiver by Landlord of any subsequent rights Landlord may have to impose such charges for a period not to exceed ninety (90) days from the original due date..

      3.03 LANDLORD SERVICES. Landlord shall not be responsible for the provision of any services, maintenance, repair or otherwise, to the Demised Premises, or parking area serving same, except as otherwise specifically provided hereunder. Landlord shall be responsible for Common Area servicing, management (including replacements) and maintenance, and Landlord's costs therefor shall be included as a Direct Expense under Section 3.09(a)(ii). In all instances Tenant is responsible for the supplying of, and payment for, all janitorial, security and refuse removal services rendered to the Demised Premises, it being understood that Landlord shall have no obligation to supply the foregoing services (or any other service not specifically required of Landlord under this Lease) to the Demised Premises. The security guard station presently situated near Landlord's entrance to the Building is solely for Landlord's purposes, and shall not provide any security services to the Demised Premises. At its option, Landlord may elect to relocate such security guard station to an alternate location. Landlord is in no way obligated to provide security, or maintain such security guard station, for the benefit of Tenant or of any employee, invitee, or agent of Tenant. Notwithstanding the foregoing, in the event that Tenant's permitted use of the Demised Premises requires the services of a security guard, then Landlord and Tenant shall negotiate the charge for such services or contract with a third party to provide such services.

      3.04 Intentionally Omitted.

      3.05 SALES AND USE TAX. Tenant hereby covenants and agrees to pay monthly to Landlord, as Additional Rent, any sales, use or other tax, excluding State and/or Federal Income Tax for the Land, now or hereafter imposed upon all Fixed Minimum Rent and Additional Rent, whether by the United States of America, the State of Florida, or any political subdivisions thereof, notwithstanding the fact that such statute, ordinance, or enactment imposing the same endeavor to impose the tax on Landlord. Tenant further covenants and agrees to pay, as due, all "Business Taxes," consisting of all taxes attributable to the personal property, trade fixtures, business, income, occupancy, operations or sales of Tenant, or any other occupant of the Demised Premises, inclusive of Tenant's use of the Building or the Land.

      3.06 PAYMENT. Fixed Minimum Rent and all Additional Rent shall be payable in lawful money of the United States to Landlord, as stated on the top portion of Page 1 of this Lease, or to such other persons or at such other places as Landlord may designate in writing from time to time; always without any set-off or deduction and without any prior demand therefor.

      3.07 ADDITIONAL RENT. "ADDITIONAL RENT" means all sums of money required to be paid by Tenant under this Lease, except Fixed Minimum Rent, whether or not the same are designated "Additional Rent," or are payable to Landlord, or otherwise, including, but not limited to the Utility Reimbursement as defined in
Section 3.08 and operating expenses in accordance with Section 3.09. Tenant shall be responsible for, and shall pay to Landlord with the payment of all Additional Rent payments, all taxes, including sales taxes, assessed thereon.

      3.08 UTILITY REIMBURSEMENT. The Demised Premises is not separately metered for utility service, including electric, water and sewer service. Landlord and Tenant agree that the following allocation of Building utility expenses represents the most equitable manner of apportioning utility expenses attributable to the Demised Premises. Tenant shall be responsible for, and shall reimburse Landlord on a monthly basis, within ten (10) business days of Tenant's receipt of the corresponding bills from Landlord, (a) forty percent (40%) of the monthly electric bill or bills attributable to the Building's total electric usage, and (b) Tenant's Proportionate Share (as defined herein) of the monthly water and sewer bill or bills attributable to the Building's total water and sewerage usage. The foregoing shall be collectively known as the "UTILITY REIMBURSEMENT" With respect to the Utility Reimbursement for the last two (2) months of the Term, Tenant shall pay to Landlord, by the 10th day of each of the last two (2) months of the Term, the average of the Utility Reimbursements for the three (3) months immediately preceding the penultimate month of the Term (the "AVERAGE UTILITY PAYMENT"). Upon Landlord's receipt of the utility bills relative to the last two (2) months of the Term, Landlord shall calculate the actual amount of the Utility Reimbursement attributable to those months. In the event the Average Utility Payment exceeds the actual Utility Reimbursement attributable to the last two (2) months of the Term, Landlord shall reimburse Tenant such difference within thirty (30) days of Landlord's receipt of the bills for each of the last two (2) months of the Term. In the event the Average Utility Payment is less than the Utility Reimbursement due and owing for the last two (2) months of the Term, Tenant shall pay Landlord the difference within ten (10) days after receipt of written notice from Landlord with respect to such amount due. In the event that the electric or water usage during any month of the Term is more than eight percent (8%) greater than the average electric or water usage for the immediately preceding six (6) month period, Landlord shall have the right to increase the electric and/or water portion of the Utility Reimbursement, commensurate with Tenant's electricity usage in the Demised Premises, which increase shall be retroactive for no more than two (2) months upon Landlord providing Tenant with notice of such Utility Reimbursement increase. Tenant shall be responsible for, and shall pay to Landlord with the payment of all Utility Reimbursement payments, all taxes, including sales taxes, if applicable, assessed thereon.

      3.09 OPERATING EXPENSES.

      (a) For the purpose of this Section 3.09, the following terms are defined as follows:

         (i) LEASE YEAR: Each calendar year falling partly or wholly within the Term.

         (ii) DIRECT EXPENSES: All direct costs of operation, maintenance, repair, replacement and management of the Common Areas, the Land and the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building and the Land or any part thereof, including public liability, flood and windstorm damage, and including any deductible amount applicable to any claim made by Landlord under such insurance; the cost of common area janitorial services; window cleaning costs; landscaping costs; labor costs; all costs and expenses of managing the Building; material and equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than Capital Items (as defined herein); current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; accounting and legal fees (to the extent incurred with respect to the Common Areas, the Building, the Land, or any part thereof); any sales, use or service taxes incurred in connection therewith. Direct Expenses shall not include: depreciation or amortization of the Building or equipment in the Building, except as provided herein; interest on, amortization of and all other costs and expenses related to any mortgage; the costs of all repairs, improvements and replacements, as well as the purchase or leasing of any machinery, equipment, vehicles, supplies, or the like that, under generally accepted accounting principles consistently applied, are required to be capitalized on the books and records of Landlord ("Capital Items"), except, however, with respect to any Capital Items of the nature described in sub-subparagraphs

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(A), (B) and (C) of this subparagraph; loan principal payments; costs of alterations of tenants' premises, except the Demised Premises; leasing commissions and related expenses; interest expenses on long-term borrowings; advertising costs; or management salaries for executive personnel other than personnel located at the Building. In addition, Landlord shall be entitled to amortize and include as an additional rental adjustment: (A) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (B) fire sprinklers and suppression systems and other life safety systems; and (C) other capital expenses which are required under any future governmental laws, regulations or ordinances which are not applicable to the Building at the present time. The costs of the Capital Items described in sub-subparagraphs (A), (B) and (C) shall be amortized over the useful life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, consistently applied, the Internal Revenue Code of 1984 (the "Code"), as amended, and the regulations promulgated under such Code, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by CitiBank, N.A. from its New York office.

         (iii) TAXES: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the Land, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said Land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include penalties or interest for late payment by Landlord, or any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease, the Land or the Building. Landlord shall use its best efforts to pay the Ad Valorem taxes in November.

         (iv) BASE YEAR shall be calendar year 2002.

         (v) TENANT'S PROPORTIONATE SHARE shall be 60.08%, which is calculated as follows:

             Square footage of Demised Premises (to wit: 158,000)
             ------------------------------------------------------
             Total square footage of the Building (to wit: 263,000)

      (b) As of January 1, 2003, and every month of the Term thereafter, Tenant shall be responsible for, and shall pay to Landlord, one-twelfth (1/12) of the combined annual Tenant's Proportionate Share of the increase in Direct Expenses and Taxes for the Land in excess of the Direct Expenses and Taxes associated with managing and maintaining the Land in the Base Year. The increase in Direct Expenses and Taxes shall be known as the "DIRECT EXPENSE INCREASE". Upon ten
(10) business days notification from Landlord ("DIRECT EXPENSE INCREASE NOTICE"), Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12) of the combined annual Tenant's Proportionate Share of the Direct Expense Increase ("TENANT'S DIRECT EXPENSE SHARE"), together with all sales taxes due thereon. The failure by Landlord to deliver the Direct Expense Increase Notice to Tenant shall not be deemed as a waiver by Landlord of its rights to collect such sums. Upon Tenant's written request, Landlord shall provide to Tenant copies of any tax bills with respect to Landlord's determination of any Direct Expense Increase.

      (c) The determination of Direct Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period. If Tenant shall dispute any specific item or items of the Direct Expense Increase Notice or in the material which was the basis for any Direct Expense Increase, the parties shall exercise reasonable good faith efforts to settle such dispute within ninety (90) days following Tenant's notice. Landlord shall reimburse Tenant all or any part (as the case may be) of such disputed amount determined to be due and owing to Tenant. In the event that

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during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.

      Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Direct Expenses and/or Taxes for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Fixed Minimum Rent due in such Lease Year, Additional Rent in the amount of such estimate. Any such increased rate of Fixed Minimum Rent pursuant to this Section 3.09(d) shall remain in effect until further written notification to Tenant pursuant hereto.

      When the above mentioned actual determination of Tenant's liability for Direct Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

      If the total Additional Rent Tenant actually paid pursuant to this Section on account of estimated Direct Expenses and/or Taxes for the Lease Year is less than Tenant's liability for actual Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as Additional Rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

      If the total Additional Rent Tenant actually paid pursuant to this Section on account of estimated Direct Expenses and/or Taxes for the Lease Year is more than Tenant's liability for actual Direct Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments of Additional Rent to be made by Tenant under this Article III. Tenant shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any Lease Year being less than Direct Expenses and/or Taxes in the Base Year (Direct Expenses and/or Taxes).

      If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

      3.10 SERVICES PAID DIRECTLY BY TENANT. Tenant shall pay separately for janitorial services to the Demised Premises, and shall contract for such services directly with an independent janitorial cleaning service. Alternatively, Tenant may utilize an employee of Tenant to perform such services. Tenant shall pay separately for refuse removal services, and shall contract for such services directly with an independent refuse collection service. Tenant shall be responsible for (i) compliance with all laws regarding refuse recycling, (ii) ensuring that Tenant's refuse is collected from the Demised Premises on a regular basis, consistent with other warehouse buildings in the vicinity of the Building, and (iii) keeping the Demised Premises, the Building and the Land, including the parking areas, free from the accumulation of any refuse, garbage, trash and the like generated by Tenant, its agents and invitees. Landlord shall not be responsible for furnishing the Demised Premises with any security services, electronic, human or otherwise. Tenant shall, at Tenant's expense, within thirty (30) days of the date hereof, install an electronic security system in the Demised Premises. Prior to installation, Tenant shall furnish to Landlord, for Landlord's approval, not to be unreasonably withheld, delayed or conditioned, the plans and specifications of the proposes security system, together with the name of the licensed and properly insured contractor. The security system shall be installed and maintained in compliance with all applicable governmental codes and standards, and Tenant shall maintain all necessary permits for same.

                                   ARTICLE IV

                      MAINTENANCE, REPAIRS AND ALTERATIONS

      4.01 LANDLORD MAINTENANCE AND IMPROVEMENTS. Landlord covenants to keep the following in good order, repair and condition: (i) the structure of the Building, including all of the exterior walls, structural columns, beams, joists, foundation, footings and stem walls, and roofs (keeping same in water tight condition); (ii) the mechanical, electrical, water and sewer systems, and other base building systems (except such as may be installed by, or be the property of, Tenant, and except for the ventilating and air-conditioning equipment, if any installed for the Demised Premises); and (iii) the entrances, sidewalks, corridors and other facilities from time to time comprising the "Common Areas" (as hereinafter defined). To the extent that Landlord is otherwise obligated under this Lease, Landlord shall keep and maintain the Common Areas in compliance with Americans with Disabilities Act of 1990 (42 U.S.C. Sec. 12101 et. seq.) (the "ADA") and all other applicable legal requirements. "Common Areas" means those areas, facilities, utilities, improvements, equipment and installations, in or adjacent to the Building which serve or are employed for the mutual convenience, use or benefit of more than one (1) tenant or occupant of the Building, including their respective agents, employees, customers, clients and invitees, in common with others entitled to the use or benefit of same, and which are not, from time to time, designated or intended by Landlord to be leased. Landlord hereby retains the sole and exclusive right to place signs anywhere upon the Land, including upon any portion of the Building and upon any fence situated within the Land, but excluding the Demised Premises and Tenant's fenced-in parking area (as discussed in Sections 8.04 and 8.05). Prior to the Commencement Date, Landlord, at its sole cost and expense, shall paint the interior of the two-story office space of the Demised Premises using standard building materials and will provide Tenant with an allowance in the amount of $2,000.00 for the carpeting of the Demised Premises. Expenditures beyond the aforementioned shall be Tenant's sole cost and expense.

      4.02 TENANT MAINTENANCE. Tenant shall, at its sole cost, maintain the Demised Premises, and all systems serving the Demised Premises (including electrical and plumbing systems) and Tenant's parking area in the same condition as existed on the Commencement Date, subject to reasonable wear and tear, exclusive of base building mechanical, plumbing and electrical systems, with the exception only of those repairs which are the obligation of Landlord set forth in the foregoing Paragraph 4.01, and subject further, to the provisions of
Article X of this Lease. All repair and maintenance performed by Tenant in the Demised Premises which constitute structural changes and/or the cost of which exceeds $25,000.00 shall be performed by contractors or workmen designated or approved by Landlord, such approval not to be unreasonably withheld, delayed, or conditioned, and Tenant shall notify Landlord in writing no less than three (3) days prior to undertaking any repairs or maintenance in, to or about the Demised Premises. Tenant shall maintain all parking areas available to such Tenant, as depicted on EXHIBIT "A," in addition to the interior of the Demised Premises, including, without limitation, walls, ceilings, shutters, utility meters, ventilation and air-conditioning systems and pipes and conduits, which are installed by Tenant or which exclusively serve the Demised Premises, whether inside or outside the Demised Premises, together with all electrical, plumbing and other mechanical installations therein, in the same condition as existed on the Commencement Date, subject to reasonable wear and tear. Tenant shall cause the repair thereof, as is from time to time needed, with Landlord's prior written approval, pursuant to requirements of any governmental authority exerting jurisdiction over the Building.

      4.03 ALTERATIONS. Tenant accepts the Demised Premises in its AS-IS condition as being in good repair and condition. Tenant shall maintain the Demised Premises and every part thereof in the same condition as existed on the Commencement Date, subject to reasonable wear and tear, in accordance with all applicable governmental regulations, as described in Section 9.01 below. Tenant shall not make or suffer to be made any alterations, additions, or improvements of any nature costing in excess of $15,000.000 to or of the Demised Premises, or any part thereof, including the exterior thereof, without prior written approval of Landlord, which approval Landlord shall not unreasonably withhold, delay or condition. Landlord may withhold its approval for any reason if the proposed alternations materially affect Landlord's use and occupancy of the Building, or the structural integrity of the Building, including the roof, foundation or ceilings. In the event the Landlord consents to the proposed alterations, additions, or improvements, the same shall be at Tenant's sole cost and expense, and Tenant shall indemnify and hold Landlord harmless on account of the cost thereof. Any such alterations shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use, and enjoyment of the remainder of the Land by the other occupants thereof. If required by Landlord, such alterations shall be removed by Tenant upon the termination or sooner expiration of the Term and Tenant shall repair damage to the Demised Premises caused by such removal, all at Tenant's cost and expense. Tenant shall be permitted additional lighting within the Demised Premises, at Tenant's sole cost and expense, and subject to Landlord's prior written approval of Tenant's lighting plan, which approval shall not be unreasonably withheld, delayed or conditioned. Any lighting fixtures installed within the Demised Premises shall be deemed a fixture, shall become Landlord's property, without compensation to Tenant, and shall not be removed by Tenant upon the expiration or earlier termination of this Lease, unless so directed in writing by Landlord.

      4.04 REMOVAL OF TENANT'S FIXTURES. All leasehold improvements, including lighting fixtures as referenced in Section 4.03, and except for Tenant's "Fixtures," shall immediately upon their placement in the Demised Premises become Landlord's property without compensation to Tenant. "Fixtures" shall mean all equipment and furnishings installed by Tenant and affixed to the Demised Premises which are removable from the Demised Premises without damage thereto. "Fixtures" shall not include: (a) ventilating or air-conditioning systems, facilities and equipment in or serving the Demised Premises; (b) floor coverings affixed to the floor of the Demised Premises; (c) internal stairways and doors; and (d) any fixtures, facilities, equipment or installations installed by or at the expense of Landlord, all of which are leasehold improvements.

            Except as provided herein or otherwise agreed by Landlord in writing, no leasehold improvements shall be removed from the Demised Premises by Tenant either during or at the expiration or sooner termination of the Term, except that: (i) Tenant may, during the Term, in the usual course of its business, remove Tenant's Fixtures, provided the Tenant is not in default under this Lease; and (ii) Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements and Tenant's Fixtures in the Demised Premises as Landlord shall require to be removed, and restore the Demised Premises to Landlord's then current Building standard to the extent required by Landlord. Notwithstanding anything to the contrary herein, Landlord agrees to execute a waiver, subordination and consent letter in favor of Tenant's "equipment" lenders, whereby such lenders shall be permitted to enter the Demised Premises to repossess such equipment in the event of a default by Tenant under its equipment loans.

      4.05 LIENS. Tenant shall promptly pay for all materials supplied and work done by or at the request of Tenant in respect of the Demised Premises so as to ensure that no lien is recorded against any portion of the Land or Building or against Landlord's or Tenant's interest therein. If a lien is so recorded, Tenant shall discharge same within thirty (30) business days of the date in which such lien is recorded by payment or bonding. If any such lien against the Land, Building, Landlord's or Tenant's interest therein is recorded, and not discharged by Tenant as above required, within thirty (30) business days following recording, Landlord shall have the right to remove such lien by bonding or payment, and the cost thereof, including all costs incurred by Landlord in connection with the removal thereof, shall be paid immediately by Tenant to Landlord upon Tenant's receipt of demand from Landlord. Tenant has no right or authority to create any mechanics' or materialmen's lien on the Land, Building, or Landlord's interest therein, and Tenant, in compliance with Section 713.10, Florida Statutes, shall provide written notice (and provide written acknowledgment thereof to Landlord) to all suppliers of labor or materials, as well as all contractors and subcontractors, as applicable prior to ordering such labor or materials or executing any agreement for construction of leasehold improvements.

      4.06 NOTICE BY TENANT. Tenant shall notify Landlord of any accident, defect, damage or deficiency in any part of the Demised Premises, the Building or the Land, which comes to the attention of Tenant, its agents or employees, notwithstanding that Landlord may have no obligation in respect thereof.

                                    ARTICLE V

                             INSURANCE AND INDEMNITY

      5.01 TENANT'S INSURANCE. Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Demised Premises), maintain at its sole cost the following insurance:

            A. All risks property insurance, naming Tenant and Landlord as insured parties, containing a waiver of subrogation rights which Tenant's insurers may have against Landlord and against those for whom Landlord is responsible under law, including, without limitation, its directors, officers, agents and employees, and, at the request of Landlord, (except with respect to Tenant's chattels) incorporating a mortgagee endorsement (without contribution) in form reasonably acceptable to Landlord and its mortgagee. Such insurance shall insure property of every kind owned by Tenant, or for which Tenant is legally liable, or installed by or on behalf of Tenant, located on or in the Building, including, without limitation, leasehold improvements, in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually.

            B. Broad form comprehensive general and public liability insurance, including a contractual liability endorsement and personal injury liability coverage. Such policy shall contain inclusive limits of not less than $5,000,000.00 per occurrence, provide for cross liability, and include Landlord as a named insured. The policy shall also contain a personal injury endorsement covering claims arising out of false arrest, false imprisonment, defamation of character, liable and slander, wrongful eviction and invasion of privacy, without exclusion of coverage for claims of personal injury brought by employees, agents or contractors of an insured. Tenant also may satisfy the obligations of this paragraph through and under its umbrella policy coverage.

            C. Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

            D. Any other form of insurance which Tenant or Landlord, acting reasonably, shall require from time to time, in form, in amounts and for risks against which a prudent tenant would insure.

      All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to Landlord; (ii) issued by insurers with general policy holder's rating of not less than "A" or better and financial size of XII or better as rated in the most current (from time to time) Best's Rating Guide; (iii) be in a form reasonably satisfactory to Landlord and Landlord's mortgagee; (iv) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord or its mortgagee; and (v) contain an undertaking by the insurers to notify Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation or termination.

      During the term hereof, Landlord shall maintain for the benefit of Landlord and Tenant the following: (a) property insurance for the Building and the Demised Premises and any personal property therein owned by Landlord, against loss or damage from such causes of loss as are covered by "all risk" property insurance on a replacement cost basis in an amount not less than the full replacement cost of the Building and Landlord's personal property without deduction for physical depreciation thereof, which property insurance shall include a demolition and increased cost of construction endorsement and rental abatement insurance for a period of not more than one (1) year; and (b) during any period of restoration by Landlord, builder's risks insurance against loss or damage from such causes of loss as are covered by "builder's risks" property insurance.

      5.02 INCREASE IN FIRE INSURANCE PREMIUM. Tenant agrees that it will not keep, use, sell, or offer for sale in or upon the Demised Premises any article which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the Term on the amount of such insurance which may be carried by Landlord on said Demised Premises, or the Building, resulting from Tenant's use of the Demised Premises, whether or not Landlord has consented to the same. Tenant agrees to promptly make, at Tenant's cost, any repairs, alterations, changes and/or improvements to equipment in the Demised Premises required by Landlord's insurer(s) so as to avoid the cancellation of, or the increase in, premiums on said insurance. If Tenant's use of the Demised Premises causes Landlord's insurance premium costs for the Building to be increased, Tenant agrees to pay and is obligated for any costs of such increase, which shall be Additional Rent and added to the next occurring monthly installment of Fixed Minimum Rent, plus any applicable sales and use taxes.

      5.03 INDEMNIFICATION.

            A. Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises, or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, as well as all of Tenant's agents, contractors, employees, servants, guests, licensees, sub-lessees, concessionaires or assignees. In case Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all cost and attorney's fees incurred by Landlord in connection with such litigation and any appeal thereof.

            B. Landlord shall indemnify, save Tenant harmless and, at Tenant's option, defend Tenant from and against all claims, actions, damages, liability and expense incurred in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises occasioned wholly or in part by any act or omission of Landlord, as well as all of Landlord's agents, contractors, employees, servants, guests, licensees, sub-lessees, concessionaires or assignees, during the Term, except to the extent that such injuries, losses, claims or damages are caused by or in any way connected with the acts or omissions of Tenant, its agents or employees.

      5.04 WAIVER OF SUBROGATION. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in the case of Landlord, and insuring Tenant's property and improvements in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the Term, or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy of policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 5.04 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided elsewhere in this Lease.

                                   ARTICLE VI

                                       USE

      The Demised Premises shall be used and occupied only as a warehouse and office facility for purposes warehousing, distribution and freight forwarding uses, and for no other purpose whatsoever, including, without limitation, the sale of goods from the Demised Premises, without the written consent of the Landlord. Tenant shall not store (i) any food or perishable items (other than consumables for and by Tenant's consumption) in or about the Demised Premise, or (ii) except as permitted herein, any materials in or about the Demised Premises which materials may be construed as Hazardous Waste (as defined herein) or otherwise illegal under any law, ordinance or regulation of the United States, State of Florida, County of Miami-Dade, or municipality in which the Land is situated, or are prohibited in the Demised Premises under this Lease. Tenant shall not enter into any agreements with third parties for the storage of goods in the Demised Premises, the term of which agreements exceed the date which is seven (7) days prior to the Termination Date.

                                   ARTICLE VII

                          LANDLORD AND TENANT SERVICES

      7.01 LANDLORD SERVICES. Landlord shall make available to the Demised Premises electric power for lighting and the operation of ordinary business equipment, including photocopying machines, computer equipment, and the like, provided no increase in service or capacity results which causes harm to any portion of the Building. Landlord makes no representation to Tenant with respect to the adequacy of the existing electric service for Tenant's use. In addition, Landlord shall provide to Tenant, in normal quantities (as related to Tenant's permitted use of the Demised Premises), water and other public utilities generally made available by Landlord to other leasable premises in the Building. Tenant shall reimburse Landlord for the foregoing services in accordance with
Section 3.08 of this Lease. Landlord may make available to Tenant from time to time, certain services, which, if provided to Tenant, shall be paid by Tenant, the cost of which may be subject to a reasonable administration fee charged by Landlord.

      7.02 TENANT SERVICES. Unless otherwise provided for, Tenant shall be solely responsible for and promptly pay all charges for janitorial and refuse collection services, in accordance with Section 3.10 of this Lease, as well as perform or cause to be performed all repair and maintenance required in the Demised Premises. If any such charges are not paid when due, or Tenant shall fail to maintain these services for the Demised Premises, then Landlord may, at its option, (i) pay any amounts owed to any such service provider, which charges, plus a Landlord administration fee in the greater amount of (a) $200 or
(b) 20% of the amounts owed by Tenant, shall become due and payable from Tenant to Landlord as Additional Rent, and/or (ii) make arrangements for the services to be rendered to the Demised Premises, in which event the costs for such services, plus a Landlord administration fee in the greater amount of (a) $200 or (b) 20% of the costs of such services amounts owed by Tenant shall become due and payable from Tenant to Landlord as Additional Rent, and/or (iii) declare a default hereunder.

      7.03 INTERRUPTION OF SERVICES. There shall be no abatement from or reduction of the Fixed Minimum Rent or Additional Rent due (except as provided in Section 10.01 hereof), nor shall Tenant be entitled to damages, losses, costs or disbursements from Landlord during the Term caused by, or on account of, the fire, water or sprinkler systems, or the partial or temporary failure or stoppage of any cooling, lighting, telephone plumbing or other services in or to the Demised Premises or the Building. Tenant shall have no action or claim against Landlord due to any of the foregoing, other than for claims arising from landlord's negligence or willful misconduct, whether due to force majeure or the making of alterations, repairs, renewals, improvements or structural changes to the Demised Premises, the Building, the equipment or services supplying any of the foregoing services, or from any cause whatsoever, provided that such failure or stoppage is remedied by the responsible party within a reasonable time. Landlord makes no representations as to the adequacy of the electrical, water or telephone system (should there be any) located in the Demised Premises or Building for Tenant's use.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

      8.01 REPAIRS BY LANDLORD. In addition to Section 4.01, Landlord covenants to keep, or cause to be kept, in good order, repair and condition (if the Demised Premises shall be less than the entire Building), the foundation, roof and downspouts of the Demised Premises, the structural soundness of the floors and wall thereof installed as a part of the Landlord's work and the pipes, ducts, conduits and wires running through the Demised Premises and installed therein by Landlord (but not including Tenant's service connections thereto), except as affected by work performed by Tenant, or the negligence, act or omission of Tenant, its employees, agents and invitees. The provisions of this Paragraph 8.01 shall not apply in the case of damage by fire or casualty or by eminent domain, in which events the obligations of the Landlord shall be controlled by the applicable provisions of this Lease. Except as provided in this Paragraph 8.01, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Demised Premises or upon any equipment or facilities or fixtures contained therein, all of which shall be the responsibility of the Tenant, provided, however, replacement and/or restoration of the plumbing, ventilation and air conditioning systems and equipment during the Term hereof, if same is necessary due to normal wear and tear, shall be the responsibility and sole cost and expense of Landlord. Tenant is hereby advised that there is no provision of a heating system to the Demised Premises, to the Common Areas, or to any part of the Building. Additionally, Tenant is hereby advised that rain water tends to accumulate in front of the Building's doors, which condition shall not be remediated by Landlord.

      8.02 QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Fixed Minimum Rent and Additional Rent and performing Tenant's obligations in this Lease shall peacefully and quietly have, hold and enjoy the Demised Premises throughout the Term without hindrance, ejection or molestation by any person lawfully claiming under Landlord subject to the other terms and provisions of this Lease and to all mortgages and underlying leases of record to which this Lease may be or become subject and subordinate.

      8.03 LANDLORD'S LIABILITY. In the event of a sale by Landlord of its interest in the Building, then, and in that event, Landlord shall thereupon be entirely relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease. In such event of sale, (i) Landlord shall transfer or assign the Tenant's Security Deposit, and (ii) Tenant's obligations hereunder shall not be modified or diminished. Upon request, Landlord shall provide to Tenant copies of relevant assignment and assumption agreements executed in connection with the sale by Landlord of its interest in the Building along with evidence of the transfer of the Tenant's Security Deposit to such assignee/transferee.

      8.04 PARKING. Tenant shall be entitled to utilize the parking designated in EXHIBIT "A," on a non-exclusive basis. Additionally, Tenant may erect a temporary fence upon any portion of Tenant's parking area for Tenant's sole and exclusive use for the storage of containers and trailers. The parking areas shall be used for the parking of private automobiles of customers, invitees, licensees, contractors, agents and employees of Tenant, as well as storage of Tenant's trucks and trailers, and for no other purposes. The location of trucks and trailers parked within the parking area shall, at Landlord's option, be subject to Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned. Except as otherwise provided herein, no storage of any materials, goods, pallets, or any other items shall be permitted by Tenant in the parking area, nor shall the parking by Tenant of any (i) junked or abandoned vehicles, (ii) boats, (iii) trailers, or (iv) any vehicle not used in the normal course of Tenant's business, by Tenant or its employees, be permitted in the parking area. Landlord shall not be responsible for the removal of third party vehicles improperly parked in Tenant's parking area. Tenant shall not remove any vehicle believed by Tenant to be improperly parked in Tenant's parking area without the prior consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned, and Tenant shall indemnify and hold Landlord harmless from any and all removals of vehicles from any portion of the Land by Tenant or any agent of Tenant. Landlord hereby advises Tenant that rain water tends to accumulate in certain portions of the parking area, which condition shall not be remediated by Landlord, and that Landlord shall not require Tenant to repair such portions of the parking area. After reasonable prior notice, Landlord shall have access during reasonable business hours to Tenant's non-fenced parking areas to the extent necessary for Landlord to access and utilize any portion of the Land, other than the Demised Premises, and as otherwise provided hereunder. In the event of emergency, Landlord shall be entitled to access Tenant's parking area 24 hours a day, 7 days a week.

      8.05 TENANT ACCESS. Landlord grants to Tenant, including Tenant's agents, guests and invitees, a non-exclusive license to use all of the common areas within the Building and upon other portions of the Land in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord, and subject further, to the rights of Landlord set forth in this Lease. Tenant shall have access to the Demised Premises 24 hours a day, seven days a week. Landlord shall operate and maintain any areas designated by Landlord as "Common Areas" in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Building. Landlord shall have the right, from time to time, to: (i) establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and to impose parking restrictions; (ii) enter into, modify and terminate easements, licenses and other agreements pertaining to the use and maintenance of the Common Areas, and any portions thereof and any additions thereto or exclusions therefrom; and
(iii) do and perform such other acts which relate to, concern or arise out of the Common Areas and other improvements to the Land, as Landlord shall reasonably determine to be advisable or necessary. Tenant shall comply with the rules and regulations, if any, and as amended from time to time, provided same are enforced in a non-discriminatory manner and do not materially interfere with Tenant's rights created by the terms of this Lease. Tenant shall access the Demised Premises only through the entrance located on N.W. 114th Street, west of the entrance utilized by Landlord (the "West Entrance"). Tenant may, at its option, utilize the electric gate located at the West Entrance. If Tenant so elects, Tenant shall be responsible to maintain the electric gate at its sole cost and expense. Tenant shall not have access to the railroad tracks, or the use of railroad the located behind the Building. If the terms of this Lease conflict with any provision in the rules and regulations, if any, and as may be amended from time to time, the terms of this Lease shall control.

      8.06 LANDLORD'S ACCESS. After providing Tenant with prior notice, Landlord shall have 24 hour a day, 7 day a week access to that portion of the Building located above and or adjacent to the ceiling of the Demised Premises for purposes of installing and maintaining any pipe, wires, cable (including, but not limited to telecommunications and computer cable). Landlord shall be entitled to access the Demised Premises, upon reasonable notice to Tenant, for purposes of installing, maintaining, repairing and replacing the foregoing. Landlord shall also be permitted reasonable access to the Demised Premises to the extent necessary to undertake any obligation or right of Landlord pursuant to this Lease. Landlord's access rights shall include those rights as detailed in Section 8.04. In the event of an emergency, Landlord shall not be required to give prior notice to access the Demised Premises. However, Landlord shall be liable to Tenant for all loss, claims, damages, costs and expenses arising from Landlord's negligence or willful misconduct while above the ceiling of the Demised Premises. Notwithstanding the foregoing, Landlord shall use its best efforts not to interfere with Tenant's business operations at the Demised Premises.

      8.07 SIGNS. Tenant may, at its sole expense and undertaking, erect and maintain identification signs on the exterior of the Building near the entranceway to the Demised Premises, in accordance with the rules and regulations, if any, and as may be amended from time to time, by Landlord. Installation of any and all signs in or about the Demised Premises shall be subject to Landlord's prior consent. Except with the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, Tenant shall not erect, install, display, inscribe, paint or affix any signs, lettering or advertising medium upon or above any exterior portion of the Demised Premises. All signs, even if approved by Landlord, must be in conformance with applicable governmental authorities, including deed restrictions and the rules and regulations, if any. Notwithstanding the foregoing, the sign plan showing the designs, dimensions and locations of the signs that Tenant intends to install on the exterior of the Building, as attached hereto as EXHIBIT "C," have been approved by Landlord, and Landlord shall not alter the position, location, dimensions, or visibility of Tenant's signage.

      8.08 LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that as of the Commencement Date:

      (a) To the best of Landlord's knowledge and belief, the Demised Premises, including any bathroom facilities within the Demised Premises, together with the Building's systems (i.e. any plant, machinery, transformers, ducts, cables, wires, pipes, plumbing, electrical, and other equipment, facilities and systems designed to supply light, ventilation, air conditioning or other such services or utilities in and to the Demised Premises) are in good condition.

      (b) All real estate taxes with respect to the Demised Premises are current and paid, and Landlord has received no written notice from any taxing authority, and has no actual knowledge of, any special charges, impact fees or assessments levied, or proposed to be levied, against the Demised Premises.

      (c) The Demised Premises shall be vacant, broom-clean and free of tenants.

      (d) Landlord has no knowledge of any fact, action, or proceeding, whether actual, pending, or threatened, that could result in a modification or termination of the zoning classification, ordinances, regulations or restrictions governing Tenant's permitted use of the Demised Premises.

      (e) To the best of Landlord's knowledge and belief, the Demises Premises and the Common Areas comply with applicable zoning ordinances, sprinkler system and fire alarm laws, the ADA, radon and asbestos laws, building codes, health codes and other applicable governmental ordinances, orders or restrictions.

      (f) There is no pending or, to the best of Landlord's knowledge and belief, threatened condemnation or similar proceedings affecting the Demised Premises or the Land, and Landlord is not aware of any facts or circumstances that might result in such suit or other proceeding.

      In the event that any of the representations and warranties contained herein are not true and correct as of the Commencement Date, Tenant may, after ten (10) days notice to Landlord and after thirty (30) days thereafter for Landlord to cure (or such longer period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty
(30) day period and diligently prosecutes same to completion), (a) terminate this Lease, whereupon Landlord shall immediately return to Tenant the Security Deposit, and (b) pursue Tenant's remedies at law or equity, including, without limitation, the right to injunctive relief.

                                   ARTICLE IX

                          TENANT'S ADDITIONAL COVENANTS

      9.01 AFFIRMATIVE COVENANTS. Tenant covenants, at its own expense, at all times during the Term:

            A. To perform promptly all of the obligations of Tenant set forth in this Lease, including all Exhibits attached hereto, and to pay, when due, the Fixed Minimum Rent, Additional Rent and all other charges which by the terms of this Leases are to be paid by Tenant.

            B. To use the Demised Premises only for the "Use" specified in
Section 6 hereof, and to abide by and conform to all rules, use restrictions, deed restrictions, occupation and building permits, and all other laws, orders, rules and regulations of any governmental authority claiming jurisdiction over the Demised Premises.

            C. Except for repairs required to be performed by Landlord pursuant to the provisions of this Lease, to keep the Demised Premises, including equipment, facilities and fixtures therein, the parking areas accessible to Tenant and the exterior of the Demised Premises, at Tenant's sole cost and expense, clean, neat and in good order, repair and condition, and free of vermin, garbage and refuse, and at Tenant's sole cost and expense, to keep all glass, including that in windows, doors and skylights, clean and in good condition and to replace any glass which may be damaged or broken with glass of the same or better quality.

            D. To make all repairs, alterations, additions or replacements to the Demised Premises, including equipment, facilities and fixtures therein, required because of Tenant's use or occupancy of the Demised Premises, by any law or ordinance or any order or regulation of any governmental authority or board of fire underwriters having jurisdiction or of any insurance company providing coverage in any part of the Building; to keep the Demised Premises equipped with all safety appliances so required because of such use and otherwise to comply with orders, regulations and recommendations of all such governmental authorities, board of fire underwriters and insurance companies. Tenant shall pay any fines, assessments, costs and expenses resulting from its violation of its undertakings as set forth herein.

            E. Tenant shall not burn or permit the accumulation of any trash or garbage in or about the Demised Premises or any where else in the Building or on or about the Land, nor cause, permit or suffer upon the Demised Premises or any where else in the Building any unusual or objectionable noises or odors or anything which may disturb the enjoyment of the Building, and all of the Common Areas and facilities thereof by other tenants, clients, customers, guests and invitees of the Building, or any adjacent property owners.

            F. Tenant agrees that it will comply with all environmental laws, whether local, state or federal, including, without limitation, (a) Federal Clean Air Act, 42 U.S.C. Section 1857 ET SEQ.; (b) Federal Water Pollution Act, 33 U.S.C. Section 1151, ET SEQ.; (c) Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, ET SEQ.; (d) Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ.; (e) Federal Clean Water Act, 33 U.S.C. Section 1251, ET SEQ.; (f) Toxic Substances Control Act, 15 U.S.C. Section 2301, ET SEQ.; and (g) Florida Air and Water Pollution Act, Chapter 403, Florida Statutes, as each shall be amended from time to time. Without limiting the foregoing, Tenant agrees that it will (i) give written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release or removal of "Hazardous Waste" (as defined below) from or on the Demised Premises;
(ii) not use or employ the Demised Premises or any portion of the Land to handle, transport, store, treat or dispose of any Hazardous Waste, whether or not it was generated or produced on the Demised Premises without receiving the prior written consent of Landlord; and (iii) defend, indemnify and hold Landlord harmless from and against any and all claim, damage, liability, expense or cost of any kind whatsoever, including, but not limited to, attorneys' fees and costs at all tribunal levels, which Landlord may suffer, incur or pay resulting from or arising out of any act or omission of Tenant, or any other person on the Demised Premises under color of authority of Tenant, effecting the handling, storage, treatment, transportation, disposal, release or threat of release, or removal of Hazardous Waste from or on the Demised Premises or any portion of the Land. The term "HAZARDOUS WASTE" shall include, without limitation, any toxic waste, chemical pollutant, solid waste, combination of solid waste, or similar environmental hazard, which, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to (i) an increase in mortality, (ii) an irreversible or incapacitating illness, or (iii) a substantial, present, or potential hazard to human health or the environment, when improperly treated, stored, transported or disposed, or otherwise managed, whether at such time of occurrence, it shall be deemed a violation of any law. The obligations of Tenant, as well as the foregoing indemnity, in connection with this Paragraph F, shall survive the expiration or earlier termination of this Lease, anything herein to the contrary notwithstanding. Notwithstanding the foregoing, Tenant may use, store, handle, transport, release or dispose of those substances which are customarily used, stored, handled, transported, released or disposed of in connection with the uses permitted hereunder, provided, however, that Tenant shall comply with all Environmental Laws and applicable federal, state and local hazardous waste and environmental rules. At its option, Landlord may conduct periodic environmental examinations of the Demises

Premises, which environmental examinations shall not materially interfere with Tenant's business operations at or permitted use of the Demised Premises.

      Landlord shall indemnify, defend and hold Tenant an its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), or losses (including, without limitation, reasonable attorneys' fees and costs), that arise during or after the Term of this Lease from or in connection with the presence or suspected presence of Hazardous Waste in the soil, ground water, or soil vapor at, in, on, under or about the Demised Premises, except to the extent that such Hazardous Waste is present as a result of the acts or omissions of Tenant, its agents or its employees.

            G. To waive all claims for loss or damage to Tenant's business or damage to personal property sustained by Tenant or any person claiming though Tenant resulting from any accident or occurrence in or upon the Demised Premises or the Building, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees.

            H. To permit Landlord or Landlord's agents to enter upon the Demised Premises after reasonable notice to examine same and to make such repairs, alterations, improvements or additions in the Demised Premises or in the Building as may be necessary and to allow Landlord to take all reasonable materials into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant, in whole or in part, and Tenant shall have no right to seek any rent abatement while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of business of Tenant because of any such work, so long as Landlord takes reasonable steps in order to minimize any adverse impact on Tenant's business. Landlord or Landlord's agents shall also have the right to enter upon the Demised Premises during business hours after reasonable notice to show them to prospective mortgagees or purchasers of said Building. During the 180 days prior to the expiration of the Term, Landlord may show the Demised Premises to prospective tenants and Landlord may also place upon the Demised Premises the usual notices "To Let" or "For Rent," which notices Tenant shall permit to remain thereon without molestation. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Demised Premises without elimination or abatement of Fixed Minimum Rent, Additional Rent, or other compensation and such shall have no effect upon this Lease.

            I. Upon the expiration or other termination of the Term, to quit and surrender to Landlord the Demised Premises, broom clean, in the same condition as existed on the Commencement Date, ordinary wear and tear excepted, and at Tenant's expense, to remove all property of Tenant, to repair all damages to the Demised Premises caused by such removal and restore the Demised Premises to the condition in which they were prior to the installation of the articles so removed. Any property not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord as Landlord shall desire, and if Landlord shall decide to dispose of same, such disposal shall be at the cost and expense of Tenant.

            J. To remain fully obligated under this Lease, notwithstanding any permitted assignment of sublease or any indulgence granted by Landlord to Tenant or to any assignee or sublessee, except as otherwise agreed to in writing by Landlord.

            K. Tenant shall keep its premises open for business at all times during the term of this Term, except for (i) periods of time not to exceed ten
(10) consecutive days, (ii) as otherwise agreed to by Landlord.

      9.02 NEGATIVE COVENANTS. Tenant covenants at all times during the Term and such further time as Tenant occupies the Demised Premises, or any part thereof:

            A. Not to injure, overload, deface or otherwise harm the Demised Premises or any part thereof, or any equipment or installation therein; not commit any waste or nuisance; nor permit the emission of any objectionable noise or odor; nor make any use of the Demised Premises, or any part thereof or equipment therein, which is improper, offensive or contrary to any law or ordinance or to the rules or regulations of Landlord, if any, and as such may be promulgated from time to time, except as otherwise permitted herein; nor park trucks and delivery vehicles so as to interfere materially with the use of driveways, walks, roadways, highways, streets, or parking areas.

            B. Not to place or install or maintain any sign upon the exterior of the Building or Land without the prior written consent of the Landlord.

            C. Not utilize the Demised Premises, Building or Land, or any portion thereof, for the servicing or repair of any motor vehicle, other than as related to Tenant's permitted use of the Demised Premises, or the disposal of any Hazardous Waste, including, but not limited to motor oil.

                                    ARTICLE X

                          DESTRUCTION AND CONDEMNATION

      10.01 FIRE OR OTHER CASUALTY.

            A. Tenant shall give prompt notice to Landlord in case of fire or other damage to the Demised Premises or the Building in which the Demised Premises are located.

            B. If (i) either the Demised Premises or the Building in which the Demised Premises are located shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof, respectively, or
(ii) the proceeds of Landlord's insurance recovered or recoverable as a result of the damage shall be insufficient to pay fully for the cost of replacement of the Demised Premises and/or the Building in which they are located, or (iii) the Demised Premises or the Building in which they are located shall be damaged as a result of a risk which is not covered by Landlord's insurance, or (iv) the Demised Premises shall be substantially damaged in whole or in part during the last two (2) years of the Term, then, and in any such events, Landlord may terminate this Lease by written notice given within ninety (90) days after such event and upon the date specified in such notice, which shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate and come to an end and Tenant shall vacate and surrender the Demised Premises to Landlord. However, if the Demised Premises or this Building in which the Demised Premises are located shall be damaged or destroyed in whole or in part, and none of the foregoing conditions (i) through
(iv) apply, then Landlord shall have two hundred forty (240) days from the date of such casualty to complete such repairs to the extent of insurance proceeds. If such repairs have not be completed within that two hundred forty (240) day period, then Landlord or Tenant may terminate this Lease by written notice within thirty (30) days of the expiration of such two hundred forty (240) day period and upon the date specified in such notice, which shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate and come to an end, and Tenant shall vacate and surrender the Demised Premises to Landlord. If the casualty, repairing or rebuilding shall render the Demised Premises untenantable in whole or in part, an equitable abatement of the Fixed Minimum Rent shall be allowed from the date when the damage occurred until completion of the repairs or rebuilding or, in the event Landlord elects to terminate this Lease, until such date of termination, taking into account, among other things, the amount and location of the floor space of the Demised Premises rendered untenantable.

            C. If this Lease shall not be terminated as provided above, Landlord shall, at its expense, proceed with the repair or restoration of the Demised Premises and the Building in which the Demised Premises are located.

            D. The "cost of replacement" as such term is used in Paragraph B above shall be determined by the company or companies selected by the Landlord insuring Landlord against the casualty in question, or, if there shall be no insurance, then as the parties hereto shall agree, or, in the absence of an insurance company determination or an agreement, as shall be determined by arbitration in Miami-Dade County in accordance with the provisions of Section 682, Florida Statutes.

            E. If the Demised Premises and/or the Building in which the Demised Premises are located shall be damaged or destroyed due to the fault and/or negligence of Tenant, its agents, employees or invitees, Tenant shall, at its expense, repair or restore the Demised Premises or Building in which the Demised Premises are located and the Fixed Minimum Rent, Additional Rent and all other charges herein shall not abate.

      10.02 EMINENT DOMAIN.

            A. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of a conveyance in lieu thereof, the Term shall cease as of the date possession shall be taken by such authority.

            B. If twenty-five percent (25%) or less of the floor space of the Demised Premises shall be so taken or conveyed, the Term shall cease only with respect to the part so taken or conveyed, as of the date possession shall be taken by such authority.

            C. If more than twenty-five percent (25%) of the floor space of the Demised Premises shall be so taken or conveyed, the Term shall cease only with respect to the part so taken or conveyed, as of the date possession shall be taken by such authority, and either party shall have the right to terminate this Lease upon notice in writing within thirty (30) days after such taking of possession.

            D. In the event of any such taking or conveyance of the Demised Premises, or any portion thereof, Tenant shall pay Fixed Minimum Rent and any Additional Rent applicable to this Lease to the day when possession thereof shall be taken by such authority, with an appropriate refund by Landlord of such sums as may have been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Fixed Minimum Rent shall be equitably reduced and the other charges shall thereafter be recomputed on the basis of the remaining floor space. If this Lease shall so continue, Landlord shall, at its expense, but only to the extent of an equitable proportion of the award or other compensation for the portion taken or conveyed of the Building in which the Demised Premises are located, make all necessary repairs or alterations so as to constitute the remaining Demised Premises a complete architectural and tenantable unit. If Landlord is unable to complete such repairs or alterations within one hundred eighty (180) days after such taking or conveyance, Tenant may terminate this Lease after providing to Landlord thirty (30) days written notice.

            E. If part of the parking facilities or vacant land surrounding the Building shall be so taken or conveyed that a reasonable number of parking spaces necessary, in Landlord's reasonable judgment, for the continued operation of the Building shall not be available for use, then, and in such event, Landlord may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the authority, terminate this Lease and Fixed Minimum Rent and Additional Rent shall be paid or refunded as of the date of termination.

            F. All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Demised Premises or otherwise, shall be the property of Landlord. Tenant hereby assigns to the Landlord all of Tenant's right, title and interest in and to any and all such compensation. Tenant shall be entitled to retain awards, if any, for Tenant's leasehold improvements, fixtures and other personal property, insofar as such awards are the result of, or made in connection with, a matter that arises during the Term of this Lease.

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

      11.01 DEFAULTS.

            A. A default by Tenant shall be deemed to have occurred hereunder, if and whenever Tenant defaults in fulfilling any of the covenants of this Lease, including, without limiting the generality of the foregoing, the covenants for the payment of Fixed Minimum Rent or Additional Rent when due, or any part thereof, or for the making of any other payment herein provided for or for the performance of any other covenant on Tenant's part to be performed hereunder, and such default continues beyond expiration of applicable notice and cure periods, and, in the instance of a non-monetary default, such default shall continue for ten (10) days after service by Landlord of written notice upon Tenant specifying the nature of said default (or, if the said default so specified shall be of such a nature that the same cannot be reasonably cured or remedied within said ten (10) day period, if Tenant shall not in good faith commence the curing or remedying of such default with such ten (10) day period any one or more of such events and prosecute such cure diligently), Landlord may serve upon Tenant a written notice that this Lease and the Term will terminate on a date to be specified therein, which shall not be less than three (3) days after the giving of such notice, and upon the date so specified, this Lease and Term shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this Lease and the Term, and Tenant shall then quit and surrender the Demised Premises to Landlord; provided, however, Tenant shall remain liable for all Fixed Minimum Rent, Additional Rent and other sums as are required hereunder.

            B. If the notice provided for in the above paragraph shall have been given and this Lease shall be terminated, then, and in such event, Landlord may, without notice, terminate all services, re-enter the Demised Premises by summary proceedings or otherwise, dispossess Tenant or the legal representative of Tenant or other occupants of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made. Landlord shall exercise reasonable efforts to procure a substitute tenant for the Demised Premises in an effort to mitigate its damages caused by Tenant's default hereunder.

      11.02 BANKRUPTCY. If there shall be filed against Tenant in any court, pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or reorganization or the appointment of a receiver or trustee of all or a portion of Tenant's property or if Tenant shall voluntarily file any such petition, then and in that event, unless such filing, petition, or appointment is withdrawn or dismissed within sixty (60) days of such filing or appointment, the Lease shall be deemed canceled and terminated, subject to the right of the trustee, with the court's approval, to timely assume the unexpired Term; provided, however, such trustee faithfully complies with the provisions of subsection (b), (c) and (d) of Section 365 of the Bankruptcy Reform Act of 1978. If Tenant shall make an assignment of the benefit of creditors to enter into an arrangement, this Lease shall be deemed canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant shall be entitled to acquire or remain in possession of the Demised Premises and Landlord shall have no further liability hereunder to Tenant and any such person, if in possession, shall forthwith quit and surrender the Demised Premises. If this Lease shall be so canceled and terminated, Landlord, in addition to the other rights or remedies of Landlord by virtue of any other provision herein or elsewhere in this Lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages the Security Deposit or any moneys received by Landlord from Tenant or others on behalf of Tenant. In addition, Landlord shall be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between (i) the sum of (a) the annual Fixed Minimum Rent, (b) the Additional Rent, if any, payable in the calendar year immediately preceding such termination, and (c) all other charges hereunder, all multiplied by the number of years and fraction of a year then constituting the unexpired portion of the Term; and (ii) the rental value of the Demised Premises at the time of termination for such unexpired term or portion thereof. If the Demised Premises, or any part thereof, be relet by Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, the amount of rent reserved upon such reletting shall be deemed prima facia to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

      11.03 REMEDIES OF LANDLORD.

            A. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) all Fixed Minimum Rent and Additional Rent for the entire Term shall be accelerated and become due thereupon; (ii) Landlord may relet the Demised Premises, or any portion thereof, for a term which may, at Landlord's option, be less than or exceed the period which would otherwise constitute the balance of the Term and may grant concessions or free rent; (iii) Tenant or the legal representative of Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency between
(a) the sum of one (1) monthly installment of the Fixed Minimum Rent that would have been payable for the month in question but for re-entry or termination and other monthly charges for Additional Rent for each month of the period which would otherwise have constituted the balance of the Term, and (b) the net amount, if any, of the rents collected on account of the Lease or Leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term; and (iv) Landlord may retain the Security Deposit. The failure of Landlord to relet the Demised Premises or any part thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with the reletting, such as court costs, attorneys' fees and disbursements, brokerage fees and expenses for putting and keeping the Demised Premises in good order or for preparing same for reletting, together with interest on the expenses so incurred at the then maximum lawful rate from the date of such expenditure to the date of repayment thereof to Landlord. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent date specified in this lease and any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations of the Demised Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises and the making of such alterations, repairs, replacements, and/or decorations shall not operate of, be construed to release Tenant from liability hereunder as aforesaid.

            B. In any of the circumstances mentioned in the foregoing Paragraph
A. in which Landlord shall have the right to hold Tenant liable upon the several rent days as therein provided, Landlord shall have the election, in place and instead of holding Tenant so liable, forthwith to recover against Tenant, as damage for loss of the bargain and not as a penalty, the liquidating damages provided for in Paragraph A. herein.

            C. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief, as well as the right to invoke any remedy allowed at law or in equity provided for in this Lease. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

            D. Tenant hereby expressly waives the service of notice of intention to re-enter or to institute legal proceedings to that end and any and all rights of redemption granted by or under present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

      11.04 HOLDOVER BY TENANT. In the event Tenant remains in possession of the Demised Premises after the expiration of the tenancy created hereunder, and without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying said Demised Premises as a Tenant from month-to-month, at a monthly rental equal to twice the sum of (i) the monthly installment of Fixed Minimum Rent payable during the last month of the Term, (ii) the monthly charge for other Additional Rent, if any, and (iii) all other charges payable hereunder, subject to all of the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based on holdover.

      11.05 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure at any time, with reasonable prior notice except in emergencies, any default by Tenant under this Lease and whenever Landlord so elects, all costs and expenses incurred by Landlord incurring such default, including, without limitations, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the then maximum lawful rate, shall be paid by Tenant to Landlord on demand and shall be recoverable as Additional Rent.

      11.06 EFFECT OF WAIVERS OF DEFAULT. No consent or waiver, expressed or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty unless in writing signed by the Landlord.

      11.07 ESTOPPEL CERTIFICATE. Landlord and Tenant agree that each will, at any time and from time to time, within ten (10) business days following written notice by the other, execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified, stating the modifications), and the dates to which Fixed Minimum Rent and other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not the Landlord is in default in the performance of any covenants, agreement or condition contained in this Lease and, if so, specifying each such default. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provision of this Paragraph 11.07 shall constitute an acknowledgment by Tenant, which may be relied upon by any person holding or proposing to acquire an interest in the Building or the Demised Premises or this Lease from or through Landlord that this Lease is unmodified and in full force and effect and that the Fixed Minimum Rent and other charges have been paid to and including the respective due dates immediately preceding the date of such notice and shall constitute, as to any person entitled as aforesaid to rely upon such statements, a waiver of any defaults which may exist prior to the date of such notice. In addition, the Tenant shall be deemed to have irrevocably constituted and appointed the Landlord as its attorney-in-fact and in its name, place and stead, to execute, acknowledge and deliver such statement. Landlord agrees to furnish to Tenant upon ten (10) days notice by Tenant, a certificate signed by Landlord certifying to the same matters set forth above, to the extent applicable to Landlord.

      11.08 EFFECT OF UNAVOIDABLE DELAYS. The provisions of this Section 11 shall be applicable if there shall occur, during the Term, or prior to the commencement thereof, any (i) strike, lock-out or labor dispute; (ii) inability to obtain labor or materials or reasonable substitutes therefor, or (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this item (iii) beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as a result of any of the above described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of any party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time and such date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any above described event. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant's obligation to pay the

Fixed Minimum Rent or Additional Rent under the provisions of Section 3 herein, or its obligation to pay any other sums, moneys, costs, charges or expenses required to be paid by Tenant hereunder.

      11.09 NO WAIVER. The failure of the Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the rules and regulations now or hereafter adopted or promulgated by Landlord, shall not prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Minimum Rent or Additional Rent or any other charges payable under this Lease with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payments required to be made hereunder shall be deemed to be other than on account of the earliest stipulated Fixed Minimum Rent or Additional Rent or other charges payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rental payments or pursue any other remedy provided in this Lease.

                                   ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

      12.01 CONSENT REQUIRED. Tenant may not assign this Lease in whole or in part, nor sublet all or any portion of the Demised Premises without prior written consent of Landlord in each instance, which consent the Landlord covenants and agrees shall not be unreasonably withheld, delayed, or conditioned, provided such proposed assignee engages in the same use as permitted hereunder. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the Demised Premiss or any part thereof be underlet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rental payments herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant from the further performance and/or satisfaction of Tenant's covenants, burdens and obligations contained in this Lease. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary, and a prohibition against any encumbrance of any part of Tenant's leasehold interest. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof. Notwithstanding anything to the contrary set forth herein, Tenant may assign this Lease, or sublet all or a portion of the Demises Premises, to any corporation with which Tenant is merged or consolidated, to which substantially all of Tenant's assets or common stock are transferred or that controls, is controlled by, or is under common control with Tenant, provided that (i) Tenant shall not then be in continuing default (beyond expiration of any applicable notice and cure periods) under any of the provisions of this Lease, (ii) within thirty (30) days after the execution of any such assignment or sublease, a fully executed and acknowledged counterpart of the same is delivered to Landlord, and (iii) if such transaction is a sublease, such sublease shall provide specifically that it is subject and subordinate, in all respects, to this Lease and all of the terms, covenants and conditions hereof.

      12.02 SIGNIFICANT CHANGE OF OWNERSHIP. If the Tenant is a corporation (other than those whose shares are regularly and publicly traded on a recognized stock exchange), Tenant represents that the ownership and power to vote its entire outstanding capital stock belongs to and is vested in the officer or officers executing this Lease or members of his or their immediate family. If there shall occur any change in the ownership of and/or power to vote the majority of the outstanding capital stock of Tenant, whether such change of ownership is by sale, assignment, transfer, bequest inheritance, operation of law or otherwise, Tenant shall provide prior written notice to Landlord regarding such sale or transfer.

                                  ARTICLE XIII

                                SECURITY DEPOSIT

      Tenant, concurrently with the execution of this Lease, has deposited with Landlord the Letter of Credit in the amount of $177,750.00, which shall be held by Landlord as security for the payment by Tenant of the Fixed Minimum Rent and other sums herein agreed to be paid and for the faithful performance of the covenants of this Lease. If, at any time, Tenant shall be in default beyond expiration of all notice and cure periods, if any, in any of the provisions of this Lease, Landlord shall have the right, without notice to Tenant or prejudice to any other remedy which Landlord may have on account thereof, and except as otherwise provided in this Lease, to draw upon the Letter of Credit, and use the Security Deposit, or so much thereof as may be necessary in payment of any Fixed Minimum Rent or Additional Rent in default as aforesaid and/or in payment of any expense incurred by Landlord in and about the curing of any default by Tenant, and/or in payment of Landlord in and about the curing of any default by Tenant, and/or in payment of any damages incurred by Landlord by reason of such Tenant default. In such event, Tenant shall forthwith upon demand deposit with Landlord an additional sum of money so that, together with that amount of the Security Deposit which remains, it equals the original amount of the Security Deposit, and the sum required to so restore the Security Deposit shall be deemed Additional Rent. At Landlord's option, the Security Deposit may be retained by the Landlord in liquidation of part of the damages suffered by Landlord by reason of the uncured default of Tenant. In the event that the Security Deposit shall not be utilized for any such purpose, then the Security Deposit shall be applied to the rent last due for the Term. The Security Deposit may be kept in any account by Landlord and no interest earned thereon shall be paid to Tenant. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Additionally, Tenant agrees that if, during the Term, Landlord transfers fee title to the Building to a third party, then, if applicable, Tenant shall modify the Letter of Credit so as to assign it to that third party.

      In the event Tenant shall have fully and faithfully complied with all of the terms, covenants and conditions of this Lease, the Security Deposit, or any remaining balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Term. In the event that any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant or its successors or assigns, Landlord may apply the Security Deposit first to the payment of any rents due Landlord hereunder, and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages. Tenant shall not pledge, assign or encumber said security. The acceptance by Landlord of the Security Deposit shall not render this Lease effective unless and until Landlord shall have executed and actually delivered to Tenant a fully executed copy of this Lease. In the event of the foreclosure of any mortgage encumbering the Building or any part thereof or a conveyance in lieu of foreclosure, the party who succeeds to title by reason thereof shall have no obligation for return of the Security Deposit.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

      14.01 NOTICE. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly delivered when received if given by registered or certified mail, return receipt requested, or recognized overnight carrier, such as Federal Express, addressed, if to Tenant, at the address of Tenant set forth herein, with a copy thereof to William L. Bricker, Jr., Esq., Curtis, Mallot-Prevost, Colt and Mosle, LLP, 101 Park Avenue, New York, NY 10178 and, if to Landlord, at the address of Landlord set forth herein., or such other address as Landlord shall have last designated by written notice to Tenant. A copy of all notices to Landlord shall be sent to Charles D. Brecker, Esq., Katz, Barron, Squitero & Faust, 100 N.E. 3rd Avenue, Suite 280, Fort Lauderdale, Florida 33301. Notices shall be deemed delivered three (3) business days after deposit if sent by registered or certified mail, or when mailed if sent by another method specified herein.

      14.02 BROKERAGE. Tenant and Landlord warrant that each has had no dealings with any broker or agent in connection with this Lease, other than Codina Realty Services Inc./ONCOR International, which represents Landlord, and International Property Group, Inc., which represents Tenant, and Tenant and Landlord covenant to pay, hold harmless and indemnify each other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent on the basis of their claims of representation of such indemnifying party with respect to this Lease or the negotiation thereof. Landlord shall be responsible for the payment of brokerage commissions to Codina Realty Services, Inc./ONCOR International pursuant to separate agreement between Landlord and such broker.

      14.03 APPLICABLE LAW AND CONSTRUCTION. The laws of the State of Florida shall govern the validity, performance and enforcement of the Lease. The invalidity or unenforceability of any provision of the Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections.

      14.04 BINDING EFFECT OF LEASE. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. If any term, covenant, agreement or provision of this Lease shall be held by any court of competent jurisdiction to be against public policy and/or null and void, such term, covenant, agreement or provision shall be deemed not to have been included in this Lease and shall not affect the validity of the remaining terms, covenants, agreements or provisions of this Lease.

      14.05 SUBORDINATION. This Lease is subject and subordinate to all mortgages which may now or hereafter affect the Building in which the Demised Premises are located, or the land underlying such Building, as shown on EXHIBIT "A" attached hereto and to all renewals, modifications, amendments, consolidations, replacements or extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, in confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord or its mortgagee may request. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. At the option of the Landlord or any successor Landlord or holder of any mortgage affecting the Demised Premises, Landlord agrees that, conditioned on Tenant not being in default hereunder, neither the foreclosure or a mortgage affecting the Demised Premises nor the institution of any suit, action, summary or other proceeding against the Landlord herein or any successor Landlord or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property shall, by operation of law to or otherwise, result in a cancellation or termination of this Lease or the applications of Tenant hereunder, and upon the request of any such Landlord, successor Landlord or holder of such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to such Landlord, successor Landlord or to the holder of such mortgage or to the purchaser of the mortgaged premises in foreclosure whereby Tenant attorns to such successor-in-interest.

      14.06 NO ORAL CHANGE. This Lease may not be changed or terminated orally, but only upon an agreement in writing signed by the parties hereto.

      14.07 NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations, warranties or promises with respect to the Demised Premises or the Building in which the Demised Premises are located, except as herein expressly set forth.

      14.08 LIABILITY OF LANDLORD. Tenant shall look solely to Landlord's estate and interest in the Demised Premises and the rentals therefrom for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, subject, however, to any prior rights of Landlord's mortgagee, if any. No other property or assets of Landlord, including Landlord's agents, general partners, incorporators, shareholders, officers, directors, or other principals, disclosed or otherwise, as well as any affiliates, shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, arising out of the relationship of Landlord and Tenant hereunder, or under law, including Tenant's use and occupancy of the Demised Premises, or any liability of Landlord to Tenant. The limitation of Landlord's liability under this Paragraph 16.8 shall be absolute and without exception, and shall survive the expiration or earlier termination of this Lease.

      14.09 WAIVER OF JURY TRIAL. TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR THE TRANSACTION CONTEMPLATED HEREIN. TENANT HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LANDLORD OR ITS COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. TENANT ACKNOWLEDGES THAT LANDLORD HAS BEEN INDUCED TO ENTER INTO THIS LEASE BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH 14.09.

      14.10 RADON GAS. In compliance with Section 404.056, Florida Statutes, Tenant is hereby made aware of the following: RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

      14.11 TIME. Time is of the essence in respect to all of Tenant's obligations under this Lease, and all provisions herein relating thereto shall be strictly construed.

      14.12 SURVIVAL. Any provision of this Lease which obligates Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive the expiration or sooner termination of the Term.

      14.13 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other amounts herein stipulated shall be deemed to be other than on account of the stipulated rent and amounts due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment thereof be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amounts or pursue any other remedy provided in this Lease. A bill or statement setting forth the amount of any payments due Landlord shall be deemed binding and conclusive as against Tenant if Tenant fails to object thereto in writing within thirty (30) days after delivery thereof.

      14.14 LITIGATION. In the event either party commences litigation or takes any action to enforce such party's rights hereunder, the prevailing party to such action shall be entitled to recover its reasonable attorneys fees and costs incurred at all tribunal levels. Tenant shall pay to Landlord on demand all costs incurred by Landlord, including attorneys fees and costs, as a consequence of Landlord having to enforce any of the obligations of Tenant under this Lease.

      14.15 CHOICE OF LAW AND VENUE. This Lease shall be construed and interpreted under the laws of the State of Florida, without giving effect to principles of conflict of laws, except where specifically preempted by Federal law. Landlord and Tenant agree that the proper venue with respect to any state or federal litigation in connection with this Lease shall be held in the county wherein the Demised Premises are situated.

ANY ATTACHMENTS TO THIS LEASE AGREEMENT, IF INITIALED BY BOTH PARTIES TO THIS LEASE, SHALL BE AN INTEGRAL PART HEREOF.

      IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

WITNESSES:                                TENANT:

                                          FMI INTERNATIONAL CORP.,
______________________________________    a NJ corporation
Print Name:___________________________

/s/ Joseph A. Cangelosi                   By: /s/ Gregory Desaye
--------------------------------------       -----------------------------------
Print Name: JOSEPH A. CANGELOSI                      GREGORY DESAYE
                                                Its: EXEC. VP

                                                    (CORPORATE SEAL)

                                          LANDLORD:

                                          AAAA WORLD IMPORT-EXPORT, INC.,
                                          a Florida corporation

                                          By: /s/ Kiran Patel
______________________________________       -----------------------------------
Print Name:___________________________               KIRAN PATEL
                                                Its: VICE PRESIDENT

                                                    (CORPORATE SEAL)

/s/ Vijay Patel
--------------------------------------
Print Name: VIJAY PATEL